Exhibit 4.6

EXECUTION COPY

INTERCREDITOR AGREEMENT

among

SUNTRUST BANK,
in its capacity as Administrative Agent,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

in its capacity as Indenture Agent,

AFFINITY GROUP, INC.,

CAMPING WORLD, INC.,

CWI, INC.,

AND THE OTHER ENTITIES PARTY HERETO AS GRANTORS

Dated and effective as of November 30, 2010

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT dated and effective as of November 30, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Intercreditor Agreement”), by and among SUNTRUST BANK, as the administrative agent for the benefit of itself and the other Credit Facility Secured Parties defined below (in such capacity, the “Administrative Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., (“BNYMTC”) for the benefit of itself in its capacity as collateral agent for the Indenture Secured Parties and as trustee under the Indenture (in such capacities, the “Indenture Agent”) and acknowledged by AFFINITY GROUP, INC., a Delaware corporation (“AGI”) and by CAMPING WORLD, INC., a Kentucky corporation (“Camping World”), CWI, INC., a Kentucky corporation (“CWI”; and together with Camping World, each individually, a “Borrower” and, collectively, the “Borrowers”), and each of the other Grantors that acknowledge this Intercreditor Agreement from time to time.

RECITALS:

WHEREAS, a certain Intercreditor Agreement was entered into as of March 1, 2010 among the Administrative Agent, Wilmington Trust FSB in its capacity as term loan administrative agent, and the other parties thereto (the “Original Intercreditor Agreement”) and on such date the Term Loan Credit Agreement, the Term Loan Security Agreement (as each such term is defined in the Original Intercreditor Agreement), the Credit Agreement and the Credit Facility Security Agreement were entered into by the respective parties thereto;

WHEREAS, in connection with the transactions contemplated in the Indenture Documents, as of the date hereof, the Term Loan Credit Agreement and the Term Loan Security Agreement (as each such term is defined in the Original Intercreditor Agreement) have been terminated in accordance with their terms and the Term Loan Obligations (as defined in the Original Intercreditor Agreement) have been paid and otherwise satisfied in full;

WHEREAS, AGI, Holdings, the Guarantors and BNYMTC in its capacity as trustee for the Note Holders (in such capacity, the “Trustee”) and in its capacity as collateral agent (the “Collateral Agent”) are parties to that certain Indenture, dated as of the date hereof (the “Indenture”) pursuant to which AGI has issued its 11.50% Senior Secured Notes due 2016 (the “Notes”);

WHEREAS, pursuant to the terms of the Indenture and the other Indenture Documents, the Note Holders have agreed to purchase the Notes from AGI on the condition, among others, that AGI and the Grantors grant to the Indenture Agent, for the benefit of the Indenture Secured Parties as security for the Indenture Obligations, Indenture Liens on, and security interests in, the Indenture Collateral, and Junior Liens on, and security interests in, the Credit Facility Collateral;

WHEREAS, in connection with the sale of the Notes and pursuant to the terms of the Indenture and the other Indenture Documents, AGI, Holdings, the Borrowers, the Grantors and the Administrative Agent, for and on behalf of the Credit Facility Lenders, each desire to amend, supplement or otherwise modify the Credit Agreement as of the date hereof (the Credit

Agreement as so amended, supplemented or otherwise modified, the “Amended Credit Agreement”);

WHEREAS, pursuant to the terms of the Amended Credit Agreement, the Credit Facility Lenders have agreed to continue to make loans and other extensions of credit to the Borrowers on the condition, among others, that the First Priority Claims shall continue to be secured by Senior Liens on, and security interests in, the Credit Facility Collateral;

WHEREAS, the Indenture and the Amended Credit Agreement require, among other things, that the parties thereto set forth in this Intercreditor Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral; and

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS.

SECTION 1.01.                      Certain Defined Terms

As used in the Intercreditor Agreement, the following terms have the meanings specified below:

“Additional New Mortgage Properties” has the meaning assigned thereto in Section 10.06(d).

“Administrative Agent” has the meaning assigned to such term in the preamble to this Intercreditor Agreement and includes any successor or replacement Administrative Agent appointed in accordance with the terms of the Credit Facility Documents.

“Affinity Pledge Agreement” has the meaning assigned thereto in the Credit Agreement.

“AGI” has the meaning assigned to such term in the preamble to this Intercreditor Agreement.

“AGI Stock Collateral” means capital stock issued by Camping World, Inc. to AGI subject to Liens in favor of the Administrative Agent pursuant to the Affinity Pledge Agreement and to the Term Loan Administrative Agent (as defined in the Original Intercreditor Agreement) pursuant to the Term Loan Pledge Agreement (as defined in the Original Intercreditor Agreement).

“Amended Credit Agreement” has the meaning assigned thereto in the recitals to this Intercreditor Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Business Day” means any day that is a “Business Day” under each of the Credit Agreement and the Indenture, as such term is defined in each of the foregoing.

“Camping World” has the meaning assigned to such term in the preamble to this Intercreditor Agreement.

“Cap Excess Amount” means amounts in excess of the sum of $20,000,000 principal amount plus up to $5,000,000 in face amount of outstanding letters of credit and any accrued interest, fees and expenses constituting First Priority Claims.

“Collateral Processing and Sale Period” has the meaning assigned to such term in Section 5.03.

“Common Collateral” means collectively, the Credit Facility Collateral and the Indenture Collateral other than any Credit Facility Exclusive Collateral and any Indenture Exclusive Collateral.

“Credit Agreement” means the Credit Agreement, dated as of March 1, 2010, among each of the Borrowers, the Credit Facility Lenders and the Administrative Agent.

“Credit Facility Collateral” means all “Collateral”, as defined in the Credit Facility Security Agreement, and any other assets of any Grantor now or at any time hereafter subject to Liens securing (or purporting to secure) any First Priority Claims pursuant to any Credit Facility Security Document.

“Credit Facility Documents” means the “Loan Documents”, as defined in the Credit Agreement as any of the foregoing are amended, amended and restated, supplemented or otherwise modified from time to time subject to the terms and conditions of this Intercreditor Agreement and any other agreement, document or instrument pursuant to which a Lien is granted by any Grantor to secure any First Priority Claims or under which rights or remedies with respect to any such Lien are governed, in any case, subject to the terms of this Intercreditor Agreement.

“Credit Facility Exclusive Collateral” means any assets constituting Credit Facility Collateral that are not also Indenture Collateral.

“Credit Facility First Lien Collateral Transition Date” means the date on which all Liens created under the Credit Facility Security Documents on the Credit Facility Collateral shall have been released pursuant to the terms of the Credit Facility Security Documents.

“Credit Facility Lenders” means the lenders from time to time party to the Credit Agreement.

“Credit Facility Liens” means Liens on the Credit Facility Collateral created under Credit Facility Security Documents to secure any First Priority Claims.

“Credit Facility Secured Parties” means, at any time, (a) the Credit Facility Lenders, (b) the Administrative Agent, (c) SunTrust Bank (or an affiliate thereof) in its capacity as holder or obligee of any First Priority Claims and (d) the successors and assigns of each of the foregoing.

“Credit Facility Security Agreement” means the Guaranty and Collateral Agreement, dated as of March 1, 2010, among the Administrative Agent, the Borrowers and the Grantors party thereto.

“Credit Facility Security Documents” means the Credit Facility Security Agreement, and each Trademark Security Agreement (as defined in the Credit Facility Security Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted by any Grantor to secure any First Priority Claims or under which rights or remedies with respect to any such Lien are governed as any of the foregoing are amended, amended and restated, supplemented or otherwise modified from time to time subject to the terms and conditions of this Intercreditor Agreement.

“CWI” has the meaning assigned to such term in the preamble to this Intercreditor Agreement.

“Debt Documents” means, collectively, the Credit Facility Documents and the Indenture Documents.

“Defaulting Creditor” has the meaning assigned to such term in Section 9.06(c) hereof.

“DIP Financing” has the meaning assigned to such term in Section 6.01(a)(ii) hereof.

“DIP Financing Liens” has the meaning assigned to such term in Section 6.01(a)(ii) hereof.

“Disposition” means, with respect to any asset, any sale, lease, exchange, transfer or other disposition of such asset or any interest therein, including, without limitation, the creation of any Lien on or with respect to such asset.  “Dispose” shall have a correlative meaning.

“Enforcement Action” means (a) the taking of any action to enforce or realize upon any Lien on the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the Credit Facility Documents, the Indenture Documents (including the enforcement of any right under any account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement), applicable law, in an Insolvency Proceeding or otherwise, including the election to retain Collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral, (d) the Disposition of all or any portion of the Collateral, by private or public sale, other disposition or any other means permissible under applicable law, (e) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any stock or other equity interests and including any right of recoupment or set-off) whether under the Credit Facility Documents, the Indenture Documents, applicable law, in an Insolvency Proceeding or otherwise, or (f) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against any Grantor or other Indenture Obligor or any assets of any Grantor or other Indenture Obligor.

“Event of Default” has the meaning assigned to such term in the Credit Agreement or the Indenture (in each case as in effect on the date hereof) as the context may require.

“First Priority Claims” means (a) Indebtedness under the Credit Facility Documents up to the Maximum Credit Obligations Amount, (b) First Priority Hedging Obligations and (c) all other Obligations of the Company and the Grantors under the Credit Facility Documents described in clauses (a) and (b) above (including, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Debt Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amount is allowable or allowed in such Insolvency Proceeding).

“First Priority Hedging Obligations” means any net payment obligations under interest rate swaps, caps, collars or similar agreements or foreign currency hedges, exchanges or similar agreements that are permitted to be incurred under clause (vii) of the definition of the term “Permitted Debt” in Section 5.09(b) of the Indenture as in effect on the date hereof and that are secured by any collateral under the First Priority Collateral Documents.

“Grantors” means AGI, the Borrowers and each of their subsidiaries that shall have created or purported to create any Lien in favor of the Administrative Agent or the Indenture Agent on all or any part of its assets (whether real or personal, or tangible or intangible) constituting Common Collateral to secure any of the Indenture Obligations or First Priority Claims.  Notwithstanding anything to the contrary contained herein or in any Credit Facility Document, CWFR Capital Corp. and its subsidiaries shall not constitute Grantors.

“Guarantors” means (i) the Initial Guarantors and (ii) each Person that executes a Note Guarantee (as defined in the Indenture) after the date hereof in accordance with the provisions thereof, until, in the case of clauses (i) and (ii), the Note Guarantee (as defined in the Indenture) of any such Person is released in accordance with the provisions of the Indenture.

“Holdings” means Affinity Group Holding, Inc., a Delaware corporation.

“Indebtedness” has the meaning assigned to such term in the Indenture as in effect on the date hereof.

“Indenture” has the meaning assigned to such term in the recitals to this Intercreditor Agreement.

“Indenture Agent” has the meaning assigned to such term in the preamble to this Intercreditor Agreement.

“Indenture Collateral” means all “Collateral” as defined in the Indenture Security Agreement, including the Leasehold Mortgage Properties and any other agreement, document or instrument pursuant to which a Lien is granted by AGI or any Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed.

“Indenture Collateral Documents” means the Indenture Security Agreement, the Mortgages (as defined in the Indenture), the Parent Pledge Agreement and any other agreement, document or instrument pursuant to which a Lien is granted by Holdings, AGI or any Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed.

“Indenture Documents” means this Intercreditor Agreement, the Notes, the Indenture, the Note Guarantees (as defined in the Indenture) and the Indenture Collateral Documents.

“Indenture Exclusive Collateral” means any assets constituting Indenture Collateral that are not also Credit Facility Collateral.

“Indenture Liens” means Liens on the Indenture Collateral created under the Indenture Collateral Documents to secure any Indenture Obligations.

“Indenture Mortgage Property” means any Leasehold Mortgage Collateral that is Indenture Exclusive Collateral.

“Indenture Obligations” means, collectively, the “Secured Obligations” as defined in the Indenture Security Agreement as in effect on the date hereof (including, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Indenture Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amount is allowable or allowed in such Insolvency Proceeding).

“Indenture Obligors” means each Grantor, Holdings, AGI, and all other subsidiaries of AGI party to any Indenture Collateral Document at any time.

“Indenture Secured Parties” means, at any time, (a) each Note Holder, (b) the Collateral Agent, (c) the Trustee, (d) each other secured party to which any Indenture Obligations are owed, and (e) the successors and assigns of each of the foregoing.

“Indenture Security Agreement” means the Pledge and Security Agreement, to be dated as of the date hereof, among AGI and the Guarantors in favor of the Collateral Agent.

“Initial Guarantors” means Affinity Brokerage, Inc., a Delaware corporation, Affinity Guest Services, Inc., a Delaware corporation, Affinity Road and Travel Club, Inc., a Texas corporation, AGI Productions, Inc., a Delaware corporation, Camp Coast to Coast Inc., a Delaware corporation, Outdoor Buys, Inc., a Kentucky corporation, Camping World Card Services, Inc., an Ohio corporation, Camping World, Inc., a Kentucky corporation, Camping World Insurance Services of Kentucky, Inc., a Delaware corporation, Camping World Insurance Services of Nevada, Inc., a Nevada corporation, Camping World Insurance Services of Texas, Inc., a Texas corporation, Coast Marketing Group, Inc., a Delaware corporation, CWI, Inc., a Kentucky corporation, CW Michigan, Inc., a Delaware corporation, Ehlert Publishing Group, Inc., a Minnesota corporation, Golf Card International Corp., a Delaware corporation, Golf Card

Resort Services, Inc., a Delaware corporation, GSS Enterprises, Inc., a Delaware corporation, Power Sports Media, Inc., a Delaware corporation, TL Enterprises, Inc., a Delaware corporation, and VBI, Inc., a Delaware corporation.

“Insolvency Proceeding” means (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, or other Indenture Obligor (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or other Indenture Obligor or for a substantial part of the property or assets of any Grantor, or other Indenture Obligor (c) any voluntary or involuntary winding-up or liquidation of any Grantor or other Indenture Obligor, or (d) a general assignment for the benefit of creditors by any Grantor or other Indenture Obligor.

“Intercreditor Agreement” has the meaning assigned to such term in the preamble to this Intercreditor Agreement.

“Junior Liens” means, with respect to any Credit Facility Collateral, the Indenture Liens on such Credit Facility Collateral.

“Leasehold Mortgage Collateral” means those certain leasehold mortgages covering the Leasehold Mortgage Properties.

“Leasehold Mortgage Enforcement Action” has the meaning assigned to such term in Section 5.03.

“Leasehold Mortgage Properties” means (i) those properties listed on Schedule 1 attached hereto, on which the Administrative Agent has been, and will be, granted a leasehold mortgage and the Indenture Agent is to be granted a leasehold mortgage on or before February 28, 2011 (the “Schedule 1 Properties”) pursuant to Section 10.06(d) hereof, (ii) those properties listed on Schedule 2 attached hereto which constitute Credit Facility Exclusive Collateral and (iii) the Additional New Mortgage Properties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third person with respect to such securities.

“Maximum Credit Obligations Amount” means, on any date, the amount of First Priority Claims outstanding on such date, excluding any Cap Excess Amounts.

“Notes” has the meaning assigned to such term in the recitals to this Intercreditor Agreement.

“Note Holders” means the holders from time to time of (or in respect of) the Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Original Intercreditor Agreement” has the meaning assigned to such term in the recitals to this Intercreditor Agreement.

“Parent Pledge Agreement” means the Nonrecourse Guaranty and Pledge Agreement dated as of the date hereof from Holdings to the Indenture Agent.

“Permitted Enforcement Actions” has the meaning assigned to such term in Section 3.01(a) hereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.

“Purchase Date” has the meaning assigned to such term in Section 9.02(a) hereof.

“Purchase Event” has the meaning assigned to such term in Section 9.01 hereof.

“Purchase Notice” means notice delivered pursuant to, and in accordance with the requirements, set forth in Section 9.02(a) hereof.

“Purchase Price” has the meaning assigned to such term in Section 9.03 hereof.

“Purchasing Creditors” has the meaning assigned to such term in Section 9.02(a) hereof.

“Refinance” means, in respect of any indebtedness or commitments to provide indebtedness, including, without limitation, any First Priority Claims or Indenture Obligations, as applicable, to refinance, extend, renew, restructure (including by the amendment and restatement of any instrument or agreement evidencing such indebtedness) or replace or to issue other indebtedness or commitments to provide indebtedness in exchange or replacement for, such indebtedness or commitments to provide indebtedness, in whole or in part, whether with the same or different lenders, arrangers, Note Holders or agents.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Notice” has the meaning assigned to such term in Section 7.02(a) hereof.

“Representative” means (a) with respect to the Credit Facility Secured Parties, the Administrative Agent and (b) with respect to the Indenture Secured Parties, the Indenture Agent.

“Secured Parties” means the Indenture Secured Parties and the Credit Facility Secured Parties.

“Security Agreement” means the Credit Facility Security Agreement or the Indenture Security Agreement.

“Security Documents” means the Credit Facility Security Documents, and the Indenture Collateral Documents.

“Senior Discharge Date” means, subject to the terms of Section 7.02 hereof, the earlier of (a) the Credit Facility First Lien Collateral Transition Date and (b) the payment in full in cash of the Maximum Credit Obligations Amount (other than contingent indemnification obligations arising under the Credit Facility Documents which by their express terms survive the termination of the Credit Facility Documents) and the termination of the commitments of the Credit Facility Lenders to provide loans or other extensions of credit pursuant to the Credit Agreement (or, in the case of contingent reimbursement obligations with respect to Letters of Credit, providing cash collateral in an amount equal to 105% of such obligations).

“Senior Liens” means the Credit Facility Liens but only to the extent securing amounts not exceeding the Maximum Credit Obligations Amount.

“Standstill Period” means the period described in Section 3.01(a)(i)-(iii), as it may be tolled from time to time pursuant to the proviso therein.

“Trustee” has the meaning assigned thereto in the recitals to this Intercreditor Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

SECTION 1.02.                      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to any Borrower or any other Grantor shall be construed to include such Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Borrower or any other Grantor, as the case may be, in any Insolvency Proceeding, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Intercreditor Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections or Annexes shall be construed to refer to Articles or Sections of, or Annexes to, this Intercreditor Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

LIEN PRIORITIES.

SECTION 2.01.                      Relative Priorities  Notwithstanding the time, manner, order or method of grant, creation, attachment or perfection of any Junior Lien or any Senior Lien, and notwithstanding any provision of the UCC or any other applicable law, the provisions of any Security Document or any other Debt Document, any defect or deficiency or alleged deficiency in any of the foregoing or any other circumstance whatsoever, each Representative, for itself and on behalf of its respective Secured Parties, hereby agrees that, until the Senior Discharge Date, (a) any Senior Lien now or hereafter held by or for the benefit of any Credit Facility Secured Party shall be senior in right, priority, perfection, operation, effect and all other respects to any and all Junior Liens and (b) any Junior Lien now or hereafter held by or for the benefit of any Indenture Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Senior Liens, in each case, on the terms set forth herein.  Until the Senior Discharge Date, the Senior Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Junior Liens for all purposes, in each case, on the terms set forth herein, whether or not any Senior Liens are subordinated in any respect to any other Lien securing any other obligation of any Grantor or any other Person and whether or not any such Liens are voided, avoided, invalidated, lapsed or unperfected.  Except with respect to Permitted Liens (as defined in the Amended Credit Agreement as in effect on the date hereof), the Administrative Agent agrees not to subordinate, or otherwise voluntarily relinquish the benefits of, its Senior Lien in any Credit Facility Collateral to the Lien, indebtedness or claim of any other creditor of AGI, Holdings, any Borrower or any Grantor or any Guarantor without the prior written consent of the Indenture Agent (acting at the written direction of the requisite Note Holders in accordance with the terms of the Indenture).

SECTION 2.02.                      Prohibition on Contesting Liens.

(a)           Each of the Administrative Agent, for itself and on behalf of the other Credit Facility Secured Parties, and the Indenture Agent, for itself and on behalf of the other Indenture Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Junior Lien or any Senior Lien, as the case may be; provided, that nothing in this Intercreditor Agreement shall be construed to prevent or impair the rights of the Administrative Agent or any other Credit Facility Secured Party, on the one hand, and the Indenture Agent or any other Indenture Secured Party, on the other hand, to enforce this Intercreditor Agreement or their respective rights hereunder.

(b)           The Administrative Agent, for itself and on behalf of the other Credit Facility Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Lien of any Indenture Secured Party on any of the Indenture Collateral; provided, that nothing in this Intercreditor Agreement shall be construed to prevent or impair the rights of the Administrative Agent or any other Credit Facility Secured Party, on the one hand, and the Indenture Agent or any other Indenture Secured Party, on the other hand, to enforce this Intercreditor Agreement or their respective rights hereunder.

SECTION 2.03.                      No New Liens.  The Indenture Agent, for itself and on behalf of the other Indenture Secured Parties agrees that, until the Senior Discharge Date, no Grantor shall grant or permit any additional Liens on any Credit Facility Collateral to secure any Indenture Obligation unless such Grantor has granted, or substantially concurrently therewith grants, a Senior Lien on such Credit Facility Collateral to secure the First Priority Claims, with each such Lien to be subject to the provisions of this Intercreditor Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Administrative Agent or the other Credit Facility Secured Parties, the Indenture Agent agrees, for itself and on behalf of the other Indenture Secured Parties, that any amounts received by or distributed to any Indenture Secured Party pursuant to or as a result of any Lien granted and existing in contravention of this Section 2.03 shall be subject to Section 4.02(a).  The Administrative Agent, for itself and on behalf of the other Credit Facility Secured Parties agrees that, until the Senior Discharge Date, no Grantor shall grant or permit any additional Liens on any asset to secure any First Priority Claim unless such Grantor has granted, or substantially concurrently therewith grants, a Junior Lien on such asset to the Indenture Agent to secure the Indenture Obligations, with each such Lien to be subject to the provisions of this Intercreditor Agreement.  To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Indenture Agent or the other Indenture Secured Parties, the Administrative Agent agrees, for itself and on behalf of the other Credit Facility Secured Parties, that any amounts received by or distributed to any Credit Facility Secured Party pursuant to or as a result of any Lien granted and existing in contravention of this Section 2.03 shall be subject to a Junior Lien.  Notwithstanding the foregoing or any other provision in this Intercreditor Agreement to the contrary, the provisions of this Section are not intended to, nor shall they be deemed to, affect in any manner the enforceability against any Grantor of any such Lien granted and existing contrary to the terms of this Section.

SECTION 2.04.                      Similar Liens and Agreements.  Each Representative, for itself and on behalf of its respective Secured Parties, agrees that it is their intention that the specific assets comprising the Common Collateral which are included in the Credit Facility Collateral and the Indenture Collateral be identical.  In furtherance of the foregoing, the parties hereto agree to cooperate in good faith in order to determine, upon any reasonable request by the Administrative Agent or the Indenture Agent, as the case may be, the specific assets comprising the Common Collateral, the steps taken to perfect the Liens thereon in accordance with this Intercreditor Agreement and the identity of the respective parties obligated under the Credit Facility Documents and the Indenture Documents in respect of the First Priority Claims and the Indenture Obligations, respectively.

ARTICLE III

ENFORCEMENT RIGHTS WITH RESPECT TO THE COLLATERAL.

SECTION 3.01.                     Exercise of Rights and Remedies.

(a)           Until the earliest to occur of any of the following:

(i)                 the Senior Discharge Date;

(ii)                receipt by the Indenture Agent of written notice from the Administrative Agent that any Enforcement Action has been completed in consequence of which the Administrative Agent consents to the Indenture Agent commencing any Enforcement Action; or

(iii)               the later of

(x) 180 days after the declaration by the Administrative Agent or the Indenture Agent (the “declaring agent”) of an Event of Default in consequence of which the declaring agent has given written notice to the other Representative that the Indenture Obligations or the First Priority Claims of the Grantors owed to such agent’s Secured Parties are then immediately due and payable (whether by acceleration or otherwise; unless: (1) the declaring agent, with the consent of its requisite required lenders or Note Holders, as applicable, has entered into a forbearance agreement with the Grantors with respect to such Event of Default, (2) the Administrative Agent is diligently pursuing an Enforcement Action with respect to all or a material portion of the Credit Facility Collateral or (3) the acceleration of the applicable Indenture Obligations or First Priority Claims by the declaring agent has been rescinded); or (y) the date on which the Administrative Agent, for a period of thirty (30) days or more, has ceased to diligently pursue such Enforcement Action against all or a material portion of the Credit Facility Collateral, whether or not any Insolvency Proceeding has been commenced;

the Administrative Agent and the Credit Facility Secured Parties shall have the exclusive right to take any Enforcement Action with respect to the Credit Facility Collateral, in each case, without any consultation with or the consent of the Indenture Agent or any other Indenture Secured Party;  provided, that, the 180 day and 30 day periods referenced in clause (iii) above may be tolled if the Administrative Agent is prohibited from undertaking any Enforcement Action due to (and during the pendency of) any stay or other order prohibiting the exercise of remedies with respect to the Credit Facility Collateral that has been entered by a court of competent jurisdiction.

Notwithstanding the foregoing, the Indenture Secured Parties may:

(1)           in any Insolvency Proceeding, file a claim, proof of claim or statement of interest with respect to the Indenture Obligations; provided, that, in the event the Indenture Agent has failed to file any such proof of claim or statement of interest within five (5) days prior to the bar date applicable to such claim, the Administrative Agent may (but shall not be obligated to) file any such proof of claim or statement of interest on behalf of the Indenture Agent and the Indenture Secured Parties; provided, further, that, (A) if the Administrative Agent files any such proof of claim as contemplated above and the Indenture Secured Parties shall subsequently timely file a proper proof of claim in such Insolvency Proceeding, such subsequent proper proof of claim filed by the Indenture Secured Parties shall supersede any such proof of claim theretofore filed by the Administrative Agent on behalf of the Indenture Agent and the Indenture Secured Parties and such proof of claim theretofore filed by the Administrative Agent on behalf of the Indenture Agent and the Indenture Secured Parties shall thereupon be deemed to be withdrawn, and (B) the foregoing provisions of this clause (1) shall not be construed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Indenture Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Indenture Obligations;

(2)           take any action to create, perfect, preserve or protect the validity and enforceability of the Junior Liens; provided, that no such action is, or could reasonably be expected to be, (A) adverse to the priority, validity or enforceability status of the Senior Liens or the rights of the Administrative Agent or any other Credit Facility Secured Party to exercise remedies in respect thereof or (B) inconsistent with the terms of this Intercreditor Agreement, including, without limitation, the automatic release of Junior Liens provided for in Section 3.04;

(3)           file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Indenture Secured Parties, including any claims secured by the Credit Facility Collateral, or otherwise make any agreements or file any motions pertaining to the Indenture Obligations, in each case, to the extent not inconsistent with the terms of this Intercreditor Agreement;

(4)           join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Credit Facility Collateral initiated by the Administrative Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the exercise of remedies by the Administrative Agent (it being understood that neither the Indenture Agent nor any Indenture Secured Party shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

(5)           engage consultants, valuation firms, investment bankers, and perform or engage third parties to perform audits, examinations and appraisals of the Credit Facility Collateral for the sole purpose of valuing the Credit Facility Collateral and not for the purpose of marketing or conducting a disposition of such Credit Facility Collateral; provided, however, that the Indenture Secured Parties shall not take any of the foregoing actions if they would interfere with the exercise of remedies by the Administrative Agent;

(6)           vote on any plan of reorganization, file any proof of claim, or make any other filings or motions that are, in each case, not inconsistent with the terms of this Intercreditor Agreement, with respect to the Indenture Obligations and the Credit Facility Collateral;

(7)           file and pursue a lawsuit against the Administrative Agent and/or any Credit Facility Lender for breach or non-performance of any payment obligations pursuant hereto;

(8)           impose the default interest (and interest on interest) under the Indenture; and

(9)           exercise rights and remedies as unsecured creditors to the extent (and only to the extent) provided in Section 3.03 (the actions described in clauses (a)(1) through (a)(9) above of this Section 3.01 being referred to herein as the “Permitted Enforcement Actions”).

Except for the Permitted Enforcement Actions, unless and until the Standstill Period has expired), the sole rights of the Indenture Agent and the other Indenture Secured Parties with respect to the Credit Facility Collateral shall be to enforce the terms of this Intercreditor Agreement and receive such Credit Facility Collateral (or the proceeds thereof), if any, remaining after the Senior Discharge Date has occurred (to the extent (and only to the extent) required by the Indenture Documents).  NOTHING IN THIS SECTION 3.01(a) OR OTHERWISE IN THIS INTERCREDITOR AGREEMENT SHALL LIMIT, WAIVE, DIMINISH, DELAY, FORBEAR, RELEASE, RELINQUISH, TERMINATE, SURRENDER, SUBORDINATE, SUSPEND, OR OTHERWISE IMPAIR ANY OF THE INDENTURE SECURED PARTIES’ RIGHTS AND REMEDIES UNDER THE INDENTURE DOCUMENTS, APPLICABLE LAW, OR OTHERWISE AGAINST ANY INDENTURE OBLIGOR THAT IS NOT A GRANTOR OR AGAINST THE INDENTURE COLLATERAL, AND THE PRODUCTS AND PROCEEDS THEREOF ALL OF WHICH RIGHTS AND REMEDIES ARE HEREBY EXPRESSLY RESERVED AND AFFIRMED.

After the expiration of the Standstill Period, the Indenture Agent may take any Enforcement Action including any Disposition with respect to the Credit Facility Collateral; provided that the Indenture Agent shall provide notice to the Administrative Agent of its election to take such Enforcement Action.  In the event of any Disposition of the Credit Facility Collateral, the Administrative Agent and the Credit Facility Secured Parties shall (i) upon the request of the Indenture Agent with respect to such Credit Facility Collateral, and concurrent with such Disposition, release or otherwise terminate its Liens on such Credit Facility Collateral (it being understood that the Credit Facility Secured Parties shall still, subject to this Intercreditor Agreement, have a security interest with respect to the proceeds of such Credit Facility Collateral) and (ii) deliver such terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release and take such further actions as the Indenture Secured Parties may reasonably require in connection therewith; provided, that the Indenture Liens and security interest on such Credit Facility Collateral that is subject to such Disposition are concurrently released or terminated and the Indenture Agent shall have provided to the relevant Indenture Obligors comparable terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release and, subject to and in accordance with Section 4.01, the Indenture Agent shall cause to be paid and/or delivered directly to the Credit Facility Agent all proceeds of any such Disposition of Credit Facility Collateral.

(b)           In exercising rights and remedies with respect to the Credit Facility Collateral, the Administrative Agent and the other Credit Facility Secured Parties may enforce the provisions of the Credit Facility Security Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion.  Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by them to Dispose of Credit Facility Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code in effect in any jurisdiction, the Bankruptcy Code or any other Bankruptcy Law, with respect to such Collateral.  The Administrative Agent agrees, unless it is unable or impractical to do so in order to preserve the value of the Credit Facility Collateral (as reasonably determined by the Administrative Agent) or the rights and remedies of the Credit Facility Secured Parties therein, to provide at least seven (7) Business Days’ prior written notice to the Indenture Agent of its intention to take any Enforcement Action with respect to the Credit Facility Collateral; provided, however, that the failure to give any such notice shall not in any way limit its ability hereunder to take any such Enforcement Action.

(c)           The Indenture Agent, for itself and on behalf of the other Indenture Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Indenture Security Agreement or any other Indenture Document shall be deemed to prohibit, restrain or otherwise restrict in any way the rights and remedies of the Administrative Agent or the other Credit Facility Secured Parties with respect to the Credit Facility Collateral as set forth in this Intercreditor Agreement and the other Credit Facility Documents.

SECTION 3.02.                      No Interference.  The Indenture Agent, for itself and on behalf of the other Indenture Secured Parties, agrees that, whether or not any Insolvency Proceeding has been commenced, the Indenture Secured Parties will not take any of the following with respect to the Credit Facility Collateral:

(a)           will not, prior to the expiration of the Standstill Period, except for Permitted Enforcement Actions, take any Enforcement Action against the Credit Facility Collateral;

(b)           will not contest, protest or object to any foreclosure action or proceeding brought by the Administrative Agent or any other Credit Facility Secured Party, or any other enforcement or exercise by any Credit Facility Secured Party of any rights or remedies relating to the Credit Facility Collateral under the Credit Facility Documents or otherwise, so long as Junior Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01;

(c)           will not object to the forbearance by the Administrative Agent or any other Credit Facility Secured Party from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to the Credit Facility Collateral;

(d)           will not, prior to the Senior Discharge Date, take or receive any Credit Facility Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or enforcement of any remedy (including any right of setoff) with respect to any such Credit Facility Collateral or in connection with any insurance policy award under a policy of insurance relating to any such Credit Facility Collateral or any condemnation award (or deed in lieu of condemnation) relating to any such Credit Facility Collateral;

(e)           will not, except for Permitted Enforcement Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of rights or remedies under the Credit Facility Documents or the rights or remedies of the Credit Facility Secured Parties under applicable law, including any Disposition of any Credit Facility Collateral, whether by foreclosure or otherwise; provided, that this clause (e) shall in no way apply to any action with respect to any Indenture Exclusive Collateral;

(f)            will not, except for Permitted Enforcement Actions or material breaches by any Credit Facility Secured Party of the terms of this Intercreditor Agreement, object to the manner in which the Administrative Agent or any other Credit Facility Secured Party may seek to enforce or collect the First Priority Claims from Grantors other than AGI or the Senior Liens, regardless of whether any action or failure to act by or on behalf of the Administrative Agent or any other Credit Facility Secured Party is, or could possibly be, adverse to the interests of the Indenture Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Credit Facility Collateral or any similar rights a junior secured creditor may have under applicable law; and

(g)           will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Priority Claims or any Credit Facility Security Document with respect to Liens provided by Grantors on Credit Facility Collateral, including this Intercreditor Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Intercreditor Agreement.

SECTION 3.03.                      Rights as Unsecured Creditors.  Each Representative and the other Secured Parties may, in accordance with the terms of the applicable Debt Documents and applicable law, enforce rights and exercise remedies against any Grantor as unsecured creditors; provided, that no such action is otherwise inconsistent with the terms of this Intercreditor Agreement.  Nothing in this Intercreditor Agreement shall prohibit the receipt by the Indenture Agent or any other Indenture Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Indenture Documents so long as such receipt is not the direct or indirect result of (x) the enforcement or exercise by the Indenture Agent or any other Indenture Secured Party of rights or remedies as a secured creditor (including any right of setoff) or (y) any contravention of this Intercreditor Agreement (including any receipt as a result of any judgment lien resulting from the exercise of remedies available to an unsecured creditor that is not turned over pursuant to Section 4.02 hereof).

SECTION 3.04.                      Automatic Release of Junior Liens.

(a)           The Indenture Agent and each other Indenture Secured Party agree that in the event of a Disposition of Credit Facility Collateral subject to any Junior Lien to a Person that is not an affiliate of any Grantor (regardless of whether or not an Event of Default has occurred and is continuing under the Indenture Documents at the time of such Disposition), such Junior Lien on such Collateral (and, if such Collateral is all of the equity interests of a Grantor, all obligations of such Grantor under the Indenture Documents) shall terminate and be released automatically, unconditionally, simultaneously and without further action if the applicable Senior Liens on such Collateral (and, if such Collateral is all of the equity interests of a Grantor, all obligations of such Grantor under the Credit Facility Documents) are released and if such Disposition either (x) is then not prohibited by the Indenture Documents or (y) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Credit Facility Collateral; provided, that, in the case of a Disposition pursuant to subclause (y) above, the proceeds of any such Disposition received by any Credit Facility Secured Party shall be applied to repay First Priority Claims in accordance with Section 4.01; provided, further, that, in the case of a Disposition pursuant to subclause (x) or (y) above, the Junior Lien shall remain in full force and effect with respect to any proceeds of such Disposition that remain after the satisfaction in full of the First Priority Claims.

(b)           The Indenture Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Administrative Agent to evidence and confirm any release of Credit Facility Collateral provided for in this Section 3.04.  In the event of the failure of the Indenture Agent or any Indenture Secured Party to deliver any such release to the Administrative Agent within two (2) Business Days after receipt of written request therefor from the Administrative Agent, the Administrative Agent and any of its officers or agents are hereby irrevocably authorized to enter into any such release or instrument to carry out the provisions of this Section 3.04(b) and the Indenture Agent hereby irrevocably appoints the Administrative Agent as the lawful attorney in fact of the Indenture Agent and Indenture Secured Parties solely for the purpose of entering into such releases in the name of the Indenture Agent or any Indenture Secured Party.

SECTION 3.05.                      Insurance and Condemnation Awards.  Until the Senior Discharge Date shall have occurred, the Administrative Agent and the other Credit Facility Secured Parties shall have the exclusive right, subject to the rights (if any) of the Grantors under the Credit Facility Documents, to settle and adjust any insurance policy or claim covering or constituting Credit Facility Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of any Credit Facility Collateral.  All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall constitute Credit Facility Collateral, subject to the rights (if any) of the Grantors under the Credit Facility Documents, and shall be paid in accordance with Section 4.01.  Until the Senior Discharge Date, if any of the Indenture Agent or any other Indenture Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in violation of this Section 3.05, it shall immediately transfer and pay over such proceeds to the Administrative Agent in accordance with Section 4.02.

ARTICLE IV

PAYMENTS.

SECTION 4.01.                      Application of Proceeds.  Until the Senior Discharge Date, any Credit Facility Collateral or proceeds thereof received by a Representative shall be applied by such Representative (a) first, to the Maximum Credit Obligations Amount, (b) second, to the Indenture Obligations, (c) third, to any First Priority Claims that constitute Cap Excess Amounts, and (d) fourth, to the applicable Grantor, or in each case as a court of competent jurisdiction may otherwise direct.  After the Senior Discharge Date, the Administrative Agent shall deliver to the Indenture Agent or its nominee any remaining Collateral and any proceeds thereof then held by it, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Indenture Agent (a) first, to the Indenture Obligations and (b) second, to the applicable Grantor, or in each case as a court of competent jurisdiction may otherwise direct.

SECTION 4.02.                      Payment Over.

(a)           Until the Senior Discharge Date, each Indenture Secured Party (other than the Indenture Agent) hereby agrees that any Credit Facility Collateral or any proceeds thereof (together with assets or proceeds subject to Liens referred to in the penultimate sentence of Section 2.03) received directly or indirectly by such Indenture Secured Party in contravention of this Intercreditor Agreement shall be segregated and held in trust and forthwith transferred or paid over to the Administrative Agent for the benefit of the Credit Facility Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.  Until the Senior Discharge Date, the Indenture Agent hereby agrees that any Credit Facility Collateral or any proceeds thereof (together with assets or proceeds subject to Liens referred to in the penultimate sentence of Section 2.03) received directly or indirectly by the Indenture Agent (w) in connection with any Disposition of, or collection on, such Credit Facility Collateral upon any Enforcement Action, (x) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) or (y) as contemplated under Sections 2.03, 3.02, 3.05, 6.01 or 6.02 (whether as a matter of law or otherwise), shall be segregated and held in trust and forthwith transferred or paid over to the Administrative Agent for the benefit of the Credit Facility Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.   In the event of the failure of the Indenture Agent or any Indenture Secured Party to make any such endorsement or assignment to the Administrative Agent within two (2) Business Days after receipt of written request therefor from the Administrative Agent, the Administrative Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and the Indenture Agent hereby irrevocably appoints the Administrative Agent as the lawful attorney in fact of the Indenture Agent and Indenture Secured Parties solely for the purpose of enabling the Administrative Agent to make such endorsement or assignment in the name of the Indenture Agent or any Indenture Secured Party.

(b)           Each Credit Facility Secured Party hereby agrees that any Indenture Exclusive Collateral or any proceeds thereof received directly or indirectly by such Credit Facility Secured Parties in contravention of this Intercreditor Agreement shall be segregated and held in trust and forthwith transferred or paid over to the Indenture Agent for the benefit of the Indenture Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.  The Administrative Agent hereby agrees that any Indenture Exclusive Collateral or any proceeds thereof received directly or indirectly by the Administrative Agent (x) in connection with any Disposition of, or collection on, such Indenture Exclusive Collateral upon any Enforcement Action or (y) in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and forthwith transferred or paid over to the Indenture Agent for the benefit of the Indenture Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.   In the event of the failure of the Administrative Agent or any other Credit Facility Secured Parties to make any such endorsement or assignment to the Indenture Agent within two (2) Business Days after receipt of written request therefor from the Indenture Agent, the Indenture Agent and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment and the Administrative Agent hereby irrevocably appoints the Indenture Agent as the lawful attorney in fact of the Administrative Agent and the Credit Facility Secured Parties solely for the purpose of enabling the Indenture Agent to make such endorsement or assignment in the name of the Administrative Agent or any Credit Facility Secured Party.

SECTION 4.03.                      Unenforceable Liens.

(a)           Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Senior Lien is not enforceable for any reason (other than any reason arising from the willful misconduct, fraud, or gross negligence of the Credit Facility Secured Parties), then the Indenture Agent and the Indenture Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Credit Facility Collateral or any proceeds thereof, to the extent that such assets constitute Indenture Collateral, shall (until the Senior Discharge Date) be segregated and held in trust and forthwith paid over to the Administrative Agent for the benefit of the Credit Facility Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Indenture Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until the Senior Discharge Date.  In the event of the failure of the Indenture Agent or any Indenture Secured Party to execute any such document required by this Section 4.03(a), within two (2) Business Days after receipt of written request therefor from the Administrative Agent, the Administrative Agent and any of its officers or agents are hereby irrevocably authorized to execute such documents and the Indenture Agent hereby irrevocably appoints the Administrative Agent as the lawful attorney in fact of the Indenture Agent and Indenture Secured Parties solely for the purpose of enabling the Administrative Agent to execute such documents in the name of the Indenture Agent or any Indenture Secured Party.

(b)           Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Junior Lien is not enforceable for any reason (other than any reason arising from the willful misconduct, fraud, or gross negligence of the Indenture Secured Parties), then, after the Senior Discharge Date, the Administrative Agent and the Credit Facility Secured Parties agree that any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Credit Facility Collateral or any proceeds thereof, to the extent that such assets constitute Credit Facility Collateral, shall be segregated and held in trust and forthwith paid over to the Indenture Agent for the benefit of the Indenture Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  In the event of the failure of the Administrative Agent or any Credit Facility Secured Party to execute any such document required by this Section 4.03(b), within two (2) Business Days after receipt of written request therefor from the Indenture Agent, the Indenture Agent and any of its officers or agents are hereby irrevocably authorized to execute such documents and the Administrative Agent hereby irrevocably appoints the Indenture Agent as the lawful attorney in fact of the Administrative Agent and Credit Facility Secured Parties solely for the purpose of enabling the Indenture Agent to execute such documents in the name of the Administrative Agent or any Credit Facility Secured Party.

ARTICLE V

PLEDGED OR CONTROLLED COLLATERAL AND ACCESS RIGHTS.

SECTION 5.01.                      General.  The Administrative Agent agrees that if it shall at any time hold a Senior Lien on any Common Collateral that can or is required to be perfected or the priority of which can be enhanced by the possession or control of such Common Collateral or of any account in which such Common Collateral is held, and if such Common Collateral or any such account is in fact in the possession or under the control of the Administrative Agent, or of agents or bailees of the Administrative Agent, the Administrative Agent shall, solely for the purpose of perfecting the Junior Liens granted under the Indenture Security Documents and, subject to the terms and conditions of this Article V, also hold and/or maintain control of such Common Collateral for the benefit of the Indenture Agent and the other Indenture Secured Parties as agent on behalf of and representative (as defined in Section 1-201(35) of the UCC) of the Indenture Agent and on behalf and for the benefit of the Indenture Agent and Indenture Secured Parties.  It is agreed that the obligations of the Administrative Agent and the rights of the Indenture Agent and the other Indenture Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Articles II and III.  Notwithstanding anything to the contrary herein, the Administrative Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Common Collateral and shall have no responsibility, duty, obligation or liability to the Indenture Agent or other Indenture Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Indenture Secured Parties to obtain a perfected Junior Lien in such Common Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Administrative Agent.  Subject to Section 7.04, on the Senior Discharge Date, the Administrative Agent shall use its commercially reasonable efforts to promptly take all such actions in its power (at the sole cost and expense of the Grantors) as shall be reasonably requested by the Indenture Agent or the applicable Grantor, as the case may be, to transfer the possession and control of such Common Collateral or any such account, together with any necessary endorsements but without recourse or warranty, (i) if the Indenture Obligations are outstanding at such time, to the Indenture Agent (in each case, to the extent that the Indenture Agent has a Lien on such Common Collateral or account after giving effect to any prior or concurrent releases of Liens), and (ii) if no Indenture Obligations are outstanding at such time, to the applicable Grantor.

SECTION 5.02.                      Control Accounts.

(a)           Grantors, to the extent required by the Credit Agreement or Security Documents, shall maintain deposit accounts and securities accounts (collectively, together with all accounts and sub-accounts relating to any such deposit account or securities account, the “Control Accounts”) which are subject to the Administrative Agent’s control.  The Administrative Agent will act as agent on behalf of the Indenture Agent and the other Indenture Secured Parties for the purpose of perfecting the Liens of the Indenture Agent and the other Indenture Secured Parties granted under the Indenture Security Documents in all such Control Accounts and the cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the UCC), instruments and other assets from time to time on deposit in any Control Account as provided in Section 5.01 (but will have no duty, responsibility or obligation to the Indenture Secured Parties except as set forth in the last sentence of this Section 5.02(a)).  Unless the Junior Liens on such Collateral shall have been or concurrently are released, after the occurrence of the Senior Discharge Date, (a) the Administrative Agent shall transfer control of all cash and other assets in any such Control Account maintained with it to the Indenture Agent, and (b) the Administrative Agent, Grantors, and the Indenture Agent (at the expense of Grantors) shall have each control agreement assigned to the Indenture Agent or otherwise have control of any other Control Accounts to be transferred to the Indenture Agent, in each case (in the case of clauses (a) and (b)), to the extent that the Indenture Documents would entitle the Indenture Agent, or would entitle any Grantors, to take such actions if such assets or cash were held by such Grantors.

(b)           For purposes of Section 5.02(a), as security for the payment and performance in full of all the Indenture Obligations each Grantor hereby grants to the Administrative Agent for the benefit of the Indenture Agent and the other Indenture Secured Parties a Lien on and security interest in all of the right, title and interest of such Grantor, in and to and under the Control Accounts and the cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the UCC), instruments and other assets from time to time on deposit in any Control Account, wherever located and whether now existing or hereafter arising or acquired from time to time.

SECTION 5.03.                      Access Rights of Administrative Agent.

(a)           If the Indenture Agent commences any action or proceeding with respect to any of its rights or remedies (including any action with respect to a current or future foreclosure, enforcement, collection, taking of possession or execution) with respect to any Indenture Mortgage Properties (a “Leasehold Mortgage Enforcement Action”), then, subject to the rights of any landlord or other third party, the Grantors, the Indenture Agent and the other Indenture Secured Parties shall not hinder or restrict in any respect the Administrative Agent, the other Credit Facility Secured Parties and their employees, agents, advisers and representatives to enter upon and have access to such Indenture Mortgage Properties and use any Credit Facility

Collateral (including, without limitation, equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and intellectual property located at such Indenture Mortgage Properties), for a period commencing on (i) the date of the initial Leasehold Mortgage Enforcement Action, and (ii) ending on the earlier of (x) ten (10) days prior to any planned foreclosure, planned deed in lieu of foreclosure or any planned sale or other transfer of any Indenture Mortgage Property, (y) the date on which all Credit Facility Collateral has been removed from such property and (z) one hundred fifty (150) days after the date of the initial Leasehold Mortgage Enforcement Action (such period, the “Collateral Processing and Sale Period”), for purposes of

(A)            assembling and storing the Credit Facility Collateral;

(B)            selling any or all of the Credit Facility Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise;

(C)            removing and transporting any or all of the Credit Facility Collateral;

(D)            otherwise processing, shipping, producing, storing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the Credit Facility Collateral; and/or

(E)             taking reasonable actions to protect, secure and otherwise enforce the rights or remedies of the Administrative Agent and the other Credit Facility Secured Parties (including with respect to any Leasehold Mortgage Enforcement Action), or any of them, in and to the Credit Facility Collateral;

provided, however, that nothing contained in this Intercreditor Agreement shall restrict the rights of the Indenture Agent from selling, assigning or otherwise transferring any Indenture Mortgage Properties prior to the expiration of such Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the Administrative Agent and the other Credit Facility Secured Parties) to be bound by the provisions of this Section 5.03.  If any stay or other order prohibiting the exercise of remedies with respect to the Credit Facility Collateral has been entered by a court of competent jurisdiction, such Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order.

(b)           During the period of actual access and use by the Administrative Agent and the other Credit Facility Secured Parties, or any of them (or their respective employees, agents, advisers and representatives), of the Indenture Mortgaged Properties, the Administrative Agent and the other Credit Facility Secured Parties shall be obligated to repair at their expense any physical damage to the Indenture Mortgage Properties resulting from such access or use, and to leave any such Indenture Mortgage Property in substantially the same condition as it was at the commencement of such access or use, ordinary wear and tear excepted.  Notwithstanding the foregoing, in no event shall the Administrative Agent and the other Credit Facility Secured Parties, or any of them, have any liability to the Indenture Agent or the other Indenture Secured Parties pursuant to this Section 5.03 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Indenture Mortgage Properties to the extent it existed prior to the date of the exercise by the Administrative Agent (or the other Credit

Facility Secured Parties, as the case may be) of their rights under this Section 5.03 and the Credit Facility Secured Parties shall have no duty or liability to maintain the Indenture Mortgage Properties in a condition or manner better than that in which they were maintained prior to the use thereof by the Credit Facility Secured Parties, or for any diminution in the value of the Indenture Mortgage Properties that results from ordinary wear and tear resulting from the use of the Indenture Mortgage Properties by the Credit Facility Secured Parties in the manner and for the time periods specified under this Section 5.03.  Without limiting the rights granted in this Section 5.03, the Administrative Agent and the other Credit Facility Secured Parties shall not hinder or restrict in any respect the Indenture Secured Parties and/or the Indenture Agent in connection with any efforts made by the Indenture Secured Parties and/or the Indenture Agent to exercise any of their rights with respect to the Indenture Mortgage Properties.

ARTICLE VI

INSOLVENCY PROCEEDINGS.

SECTION 6.01.                      DIP Financing and Asset Sales.

(a)           Until the Senior Discharge Date, in the event of any Insolvency Proceeding, each Indenture Secured Party agrees that it:

(i)            will not oppose or object to the use by any Grantor of any Credit Facility Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, which the Administrative Agent, or a representative authorized by the Administrative Agent, has consented to or is providing, so long as the terms of such use of cash collateral are commercially reasonable, and subject to Section 6.01(c), permit the Indenture Secured Parties to assert that they are entitled to receive adequate protection and replacement liens in consideration of any diminution in value resulting from any Grantor’s use of any Credit Facility Collateral constituting cash collateral;

(ii)           will not oppose or object to (or join with any third party in opposing or objecting to) any post-petition financing provided to any Grantor by the Credit Facility Secured Parties under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens on the Credit Facility Collateral securing any DIP Financing (“DIP Financing Liens”), unless (A) the terms of such financing are not commercially reasonable, (B) such financing is also extended to AGI or any of its affiliates other than Grantors or is to be received or guaranteed by them, (C) the Credit Facility Secured Parties, or a representative authorized by the Credit Facility Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, or (D) the terms of such DIP Financing do not permit the Indenture Secured Parties to assert, subject to Section 6.01(c) hereof, that they are entitled to receive adequate protection and replacement liens in consideration of any diminution in value resulting from any Credit Facility Collateral granted to secure Grantor’s obligations under the DIP Financing and, to the extent that such

DIP Financing Liens are senior to, or rank pari passu with, the Senior Liens, the Indenture Agent will, for itself and on behalf of the other Indenture Secured Parties, subordinate the Junior Liens to the Senior Liens and the DIP Financing Liens on substantially similar terms as set forth in this Intercreditor Agreement (as reasonably determined by the Administrative Agent); provided, that the foregoing shall not prevent the Indenture Secured Parties from proposing a DIP Financing to any Grantors or to a court of competent jurisdiction so long as such financing is not, without the Administrative Agent’s consent, secured by a lien that is pari passu or senior in priority to the Credit Facility Liens; and

(iii)          except to the extent permitted by clause (b) and (c) of this Section 6.01, whether in connection with the use of cash collateral as described in clause (a)(i) above or a DIP Financing or otherwise, will not request adequate protection or any other relief from such Grantors in connection with such use of cash collateral, DIP Financing or DIP Financing Liens.

(b)           If, in connection with any DIP Financing or use of cash collateral, (i) any Credit Facility Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Indenture Agent may (acting at the written request of required Note Holders), for itself and on behalf of the other Indenture Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Senior Liens and DIP Financing Liens on the same basis as the other Junior Liens are subordinated to the Senior Liens under this Intercreditor Agreement, (ii) any Indenture Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Administrative Agent shall, to the extent permitted by court order, for itself and on behalf of the other Credit Facility Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Junior Lien as security for the First Priority Claims (with the understanding that (A) whether or not any such senior Lien is granted to the Administrative Agent on such collateral, any amounts or other proceeds received in respect of such Lien shall be subject to the provisions of Section 4.02 and (B) no Credit Facility Secured Party will object to or oppose any adequate protection granted to an Indenture Secured Party as contemplated by this clause (ii)).

(c)           Indenture Secured Parties may also seek adequate protection in the form of (i) payment of interest during an Insolvency Proceeding at a rate not in excess of the default rate under the Indenture Documents and of pre-petition fees and expenses, provided that the failure of the Indenture Secured Parties to obtain such adequate protection shall not entitle the Indenture Secured Parties to challenge any DIP Financing or cash collateral use consented to by the Credit Facility Secured Party, except as provided in Section 6.01(a)(i) and (ii); and (ii) administrative expense claim status, provided that the failure of the Indenture Secured Parties to obtain such adequate protection shall not entitle the Indenture Secured Parties to challenge any DIP Financing or cash collateral use consented to by the Credit Facility Secured Parties, except as provided in Section 6.01(a)(i) or (ii), and any such claim by the Indenture Secured Parties shall be subordinate to the claims of the Credit Facility Secured Parties.

(d)           Notwithstanding the foregoing, the applicable provisions of Section 6.01(a), (b) and (c) shall only be binding on the Indenture Secured Parties with respect to any DIP Financing to the extent the amount of such DIP Financing plus the aggregate outstanding principal amount of all First Priority Claims as of the date of such DIP Financing does not exceed the Maximum Credit Obligations Amount.

SECTION 6.02.                      Reorganization Securities.  If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Priority Claims and the Indenture Obligations, then, to the extent the debt obligations distributed on account of the First Priority Claims and on account of the Indenture Obligations are secured by Liens upon the same assets or property, the provisions of this Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 6.03.                      Asset Dispositions.  Until the Senior Discharge Date, each Indenture Secured Party agrees that it will consent to Dispositions under Section 363 of the Bankruptcy Code, or any comparable provision in any other Bankruptcy Law, and will not object or oppose a motion for Disposition of (including any bid procedures with respect thereto), any Credit Facility Collateral free and clear of the Liens or the claims that are in favor of Indenture Secured Parties if the Administrative Agent on behalf of the requisite Credit Facility Secured Parties under the Credit Agreement has consented to such Disposition of such assets and such sale is pursued in good faith by such Credit Facility Secured Parties within a commercially reasonable time.

ARTICLE VII

MODIFICATIONS TO DEBT DOCUMENTS; REFINANCINGS.

SECTION 7.01.                      Matters Relating to Debt Documents.

(a)           Subject to the limitations contained in Section 7.01(b) and (c), the Credit Facility Documents and the Indenture Documents may be amended, restated, supplemented or otherwise modified by the requisite Credit Facility Secured Parties and the requisite Indenture Secured Parties, as applicable, in accordance with their terms and the First Priority Claims and Indenture Obligations may be supplemented, waived, repaid, refunded, Refinanced, amended or otherwise modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Intercreditor Agreement defining the relative rights of the Credit Facility Secured Parties and the Indenture Secured Parties, in each case, without notice to, or the consent of, any Credit Facility Secured Party or any Indenture Secured Party and without affecting the subordination of the Junior Liens hereunder or the provisions of this Intercreditor Agreement defining the relative rights of the Credit Facility Secured Parties and the Indenture Secured Parties; provided, however, that the holders of the indebtedness (and the Liens securing such indebtedness) resulting from any Refinancing, or a duly authorized agent on their behalf, shall execute and deliver to the other parties hereto an accession agreement, substantially in the form attached hereto as Exhibit B, and such other documents or agreements (including amendments or supplements to this Intercreditor Agreement) as the Administrative Agent or the Indenture Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the Administrative Agent or the Indenture Agent, as the case may be.  The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, increase, restatement or Refinancing of either the First Priority Claims or the Indenture Obligations, by the release of any Credit Facility Collateral or of any guarantees securing any First Priority Claims or by any action that any Secured Party may take or fail to take in respect of any Credit Facility Collateral.

(b)           With respect to any amendment, supplement, modification, or Refinancing, without the prior written consent of the Indenture Secured Parties, it is acknowledged and agreed that (i) the aggregate principal amount of the First Priority Claims may not be increased to any amount in excess of the Maximum Credit Obligations Amount, (ii) a portion of the First Priority Claims consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be repaid and subsequently reborrowed, (iii) the interest rate at which the First Priority Claims, or any category thereof, accrue may be increased by no more than, in the aggregate, three hundred (300) basis points after the date hereof (excluding any default rate of interest), except that the Credit Facility Secured Parties may charge customary bona fide fees for amendments, consents, waivers, refinancings or granting forbearances and may receive reimbursement for reasonable documented out-of-pocket expenses and indemnification claims (including reasonable fees of attorneys, appraisers, consultants and advisors in accordance with the terms of the Credit Facility Documents in effect on the date hereof), (iv) the date of maturity of the Credit Agreement may not be extended beyond the date which is the stated maturity of the Notes, (v) the amount, or time, of any scheduled or mandatory payments of principal of the First Priority Claims may not be modified, except to the extent such change results in an increase in the amount paid to the Indenture Secured Parties or results in the Indenture Secured Parties receiving payment in the same amount as they would otherwise have been paid, but such amount is paid earlier than it would otherwise have been paid, (vi) the Credit Facility Documents may not be amended to increase the required percentage of cash necessary to cash collateralize outstanding contingent obligations, (vii) the Credit Facility Documents may not be amended to prohibit payments with respect to the Indenture Obligations to the extent such payments are permitted as of the date hereof, and (viii) except with respect to Permitted Liens (as defined in the Credit Facility Documents as in effect on the date hereof), Credit Facility Liens will not be subordinated to other indebtedness (including modifications which results in a first-out/last-out arrangement or layered tranches of debt).

(c)           With respect to any amendment, supplement, modification, or Refinancing, without the prior written consent of the Administrative Agent, it is acknowledged and agreed that (i) the interest rate at which the Indenture Obligations, or any category thereof, accrue may be increased by no more than, in the aggregate, three hundred (300) basis points after the date hereof (excluding any default rate of interest), except that the Indenture Secured Parties may charge customary bona fide fees for amendments, consents, waivers, refinancings or granting forbearances and may receive reimbursement for out-of-pocket expenses and indemnification claims (including fees of attorneys, appraisers, consultants and advisors in accordance with the terms of the Indenture Documents in effect on the date hereof), (ii) the maturity date of December 1, 2016 of the Notes may not be shortened or advanced unless the term of the Credit Agreement is shortened and the date of maturity advanced by an equal period of time, (iii) the principal amount of the Indenture Obligations may be increased so long as such increased principal amount has the same date of maturity as the other Indenture Obligations and the date of maturity of such Indenture Obligations is not modified in a manner prohibited by the foregoing clause, and (iv) no covenant or condition giving rise to an Event of Default in the Indenture Documents may be modified to cause such covenant or Event of Default, as applicable, to be more restrictive on any Grantor (other than AGI) than the analogous covenant or condition in the Credit Facility Documents; provided, however, that to the extent there is no analogous covenant or condition in the Credit Facility Documents, no such modification or addition of such covenant or condition is permitted.

SECTION 7.02.                      Additional Credit Facility Secured Parties.

(a)           If, substantially contemporaneously with the Senior Discharge Date, Grantors Refinance indebtedness outstanding (including in respect of committed amounts in respect of which no indebtedness is outstanding) under the Credit Facility Documents and such entities give to the Indenture Agent written notice at least twenty (20) days prior to the anticipated closing date of such Refinancing (the “Refinancing Notice” electing to apply the provisions of this Section 7.02 to such Refinancing indebtedness, then (i) the Senior Discharge Date shall automatically be deemed not to have occurred for all purposes of this Intercreditor Agreement, (ii) such Refinancing indebtedness and all other obligations under or in connection with the loan, security, guarantee and credit documents evidencing such indebtedness, including, without limitation, any additional indebtedness or commitment increases not in violation of Section 7.01(b) (the “Replacement First Priority Claims”) shall automatically be treated as First Priority Claims for all purposes of this Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the Credit Agreement and other documents evidencing or relating to such Refinancing indebtedness (the “Replacement Credit Facility Documents”) shall automatically be treated as the Credit Agreement and the Credit Facility Documents and, in the case of Replacement Credit Facility Documents that are security documents pursuant to which any Grantor has granted a Lien to secure any Replacement First Priority Claims, as the Credit Facility Security Documents for all purposes of this Intercreditor Agreement, and (iv) the Administrative Agent under the Replacement Credit Facility Documents (the “Replacement Administrative Agent”) shall be deemed to be the Administrative Agent for all purposes of this Intercreditor Agreement; provided, however, that in no event shall the principal amount of the Refinancing indebtedness exceed the Maximum Credit Obligations Amount or the maturity date of the Refinancing indebtedness extend beyond the Maturity Date (as defined in the Credit Agreement) of the Credit Agreement as in effect on the date hereof, without the consent of the Indenture Secured Parties. For clarity, in the event of a partial Refinancing, the Replacement First Priority Claims and the portion of the First Priority Claims that were not Refinanced shall both be entitled to the benefits of this Intercreditor Agreement but shall be represented under this Intercreditor Agreement by a single Representative.  Upon receipt of a Refinancing Notice, which notice shall include the identity of the Replacement Administrative Agent, the Indenture Agent shall promptly execute and deliver to the Replacement Administrative Agent an accession agreement, substantially in the form attached hereto as Exhibit B, and such other documents and agreements (including amendments or supplements to this Intercreditor Agreement) as such Replacement Administrative Agent may reasonably request in order to provide to the Replacement Administrative Agent the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Intercreditor Agreement.

(b)           On or after the date hereof, and prior to the Senior Discharge Date, Grantors will each be permitted to designate as a Credit Facility Secured Party hereunder each Person who is, or who becomes, the holder of indebtedness incurred by any Grantor that is permitted to constitute First Priority Claims hereunder and is permitted under the terms of the Credit Facility Documents to be equally and ratably secured with the obligations in respect of such First Priority Claims, it being understood and agreed that while any First Priority Claims are outstanding (and prior to the Senior Discharge Date of such First Priority Claims) the interests of such new Credit Facility Secured Parties shall be represented by the Administrative Agent in accordance with the terms hereof.  Grantors shall effect such designation by delivering to each other party hereto (other than its affiliates) a notice; provided, however, that the failure to so deliver a copy of such notice shall not affect the status of such debt as First Priority Claims if the other requirements of this Section are complied with.  Notwithstanding the foregoing, nothing in this Section will be construed to allow Grantors to incur additional indebtedness unless otherwise permitted by the terms of all Credit Facility Documents and Indenture Documents in effect at the time of such incurrence.

SECTION 7.03.                      No Waiver by Credit Facility Secured Parties.  Other than the Permitted Enforcement Actions, nothing contained herein shall prohibit or in any way limit the Administrative Agent or any other Credit Facility Secured Party from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by the Indenture Agent or any other Indenture Secured Party with respect to any Credit Facility Collateral in breach of this Intercreditor Agreement, including any request by the Indenture Agent or any other Indenture Secured Party for adequate protection (other than any such request made pursuant to Section 6.01) or any exercise by the Indenture Agent or any other Indenture Secured Party of any of its rights and remedies under the Indenture Documents or otherwise.

SECTION 7.04.                      Reinstatement.  If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to any First Priority Claims previously made shall be rescinded for any reason whatsoever, then such First Priority Claims shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Intercreditor Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Credit Facility Secured Parties and the Indenture Secured Parties provided for herein.

ARTICLE VIII

REPRESENTATIVE MATTERS.

SECTION 8.01.                      No Reliance; Information.  Each Representative, for itself (other than in the case of the Indenture Agent) and on behalf of its respective Secured Parties, acknowledges that (a) it and/or such Secured Parties have, independently and without reliance upon, in the case of the Credit Facility Secured Parties, any Indenture Secured Party and, in the case of the Indenture Secured Parties, any Credit Facility Secured Party, to the extent such Representative shall have conducted a credit analysis, made their own credit analysis and decision to enter into the Debt Documents to which they are party based on such documents and information as they have deemed appropriate and (b) it and/or such Secured Parties will, independently and without reliance upon, in the case of the Credit Facility Secured Parties, any

Indenture Secured Party and, in the case of the Indenture Secured Parties, any Credit Facility Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Intercreditor Agreement or any other Debt Document to which they are party.  The Credit Facility Secured Parties and the Indenture Secured Parties shall have no duty to disclose to any Indenture Secured Party or to any Credit Facility Secured Party, respectively, any information relating to AGI or any of its subsidiaries (including any Grantor), or any other circumstance bearing upon the risk of nonpayment of any of the First Priority Claims or the Indenture Obligations, as the case may be, that is known or becomes known to any of them or any of their affiliates.  In the event any Credit Facility Secured Party or any Indenture Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Indenture Secured Party or any Credit Facility Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 8.02.                      Authorization of Representatives.  By accepting the benefits of this Intercreditor Agreement and the other Credit Facility Security Documents, each Credit Facility Secured Party hereby authorizes the Administrative Agent to enter into this Intercreditor Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.  By accepting the benefits of this Intercreditor Agreement and the other Indenture Security Documents, each Indenture Secured Party hereby authorizes the Indenture Agent to enter into this Intercreditor Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

SECTION 8.03.                      Representations and Warranties of Each Representative.  Each Representative represents and warrants to the other parties hereto that it has been authorized by the Secured Parties under and as defined in the Credit Agreement or the Indenture, as applicable, to enter into this Intercreditor Agreement.

SECTION 8.04.                      Further Assurances.  Each of the Administrative Agent, for itself and on behalf of the other Credit Facility Secured Parties, and the Indenture Agent, for itself and on behalf of the other Indenture Secured Parties, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Administrative Agent or the Indenture Agent may reasonably request, to effectuate the terms of this Intercreditor Agreement, including the relative Lien priorities provided for herein.  Without limiting the foregoing, whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Priority Claims (or the existence of any commitment to extend credit that would constitute First Priority Claims) or Indenture Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it (or in the case of the Indenture Agent, the requisite Note Holders under the Indenture) may, in the exercise of its reasonable discretion after consultation with Borrowers, determine, including by reliance upon a certificate of Borrowers.  Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to Borrowers or any of their subsidiaries, any Secured Party or any other Person as a result of such determination.

SECTION 8.05.                                         No Warranties or Liability.

(a)                                  The Administrative Agent, for itself and on behalf of the other Credit Facility Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Section 8.03, neither the Indenture Agent nor any other Indenture Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Indenture Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Indenture Agent, for itself and on behalf of the other Indenture Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Section 8.03, neither the Administrative Agent nor any other Credit Facility Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Credit Facility Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b)                                 Each Indenture Secured Party acknowledges and agrees that neither the Administrative Agent nor any other Credit Facility Secured Party shall have any duties or other obligations to such Indenture Secured Party with respect to any Collateral, other than to transfer to the Indenture Agent any proceeds of any such Collateral that constitutes Collateral remaining in its possession following any Disposition of such Collateral (in each case, unless the Junior Liens on all such Collateral are terminated and released prior to or concurrently with such sale, transfer, disposition, payment or satisfaction), on the Senior Discharge Date, or, if the Administrative Agent shall be in possession of all or any part of such Collateral after such payment and satisfaction in full and termination, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Administrative Agent or any Credit Facility Secured Party.

(c)                                  In furtherance of the foregoing, each Indenture Secured Party acknowledges and agrees that until the Senior Discharge Date, the Administrative Agent shall be entitled, for the benefit of the holders of the First Priority Claims, to sell, transfer or otherwise dispose of or deal with Collateral as provided herein and in the Credit Facility Security Documents without regard to any Junior Lien or any rights to which the holders of the Indenture Obligations would otherwise be entitled as a result of such Junior Lien, other than any such rights set forth herein.  Without limiting the foregoing, each Indenture Secured Party agrees that neither the Administrative Agent nor any other Credit Facility Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the First Priority Claims), in any manner that would maximize the return to the Indenture Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by Indenture Secured Parties from such realization, sale, disposition or liquidation.

(d)                                 Without limiting the rights of the Indenture Agent with respect to Permitted Enforcement Actions and except for a breach of this Intercreditor Agreement, the Indenture Agent, for itself and on behalf of the other Indenture Secured Parties, agrees no Credit Facility Secured Party shall have any liability (other than any liability which may arise from the gross negligence or willful misconduct of a Credit Facility Secured Party) to the Indenture Agent or any other Indenture Secured Party, and hereby waives any claim (other than any claims which may arise from the gross negligence or willful misconduct of a Credit Facility Secured Party) against any Credit Facility Secured Party, arising out of any and all actions which the Administrative Agent or any other Credit Facility Secured Party may take or permit or omit to take with respect to (i) the Credit Facility Documents (other than this Intercreditor Agreement), (ii) the collection of the First Priority Claims, (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral, (iv) any election by the Administrative Agent or any Credit Facility Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (v) any extensions of credit by Credit Facility Lenders, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by AGI or any of its subsidiaries, as debtor-in-possession, in favor of the Credit Facility Secured Parties.

ARTICLE IX

PURCHASE OPTION

SECTION 9.01.                                         Purchase Option.  If (1) any of the First Priority Claims is accelerated prior to maturity, (2) the Administrative Agent commences any Enforcement Actions (excluding activation of blocked account, the exercise of control over any deposit accounts, or notification of account debtors of the Grantors to remit payment to the Administrative Agent or its designee in lieu of such Grantors), (3) a payment default under the Indenture Documents or the Credit Facility Documents remains uncured and unwaived for a period of thirty (30) days in the aggregate, or (4) an Insolvency Proceeding commences (each a “Purchase Event”), then the Indenture Secured Parties (excluding the Indenture Agent) may purchase all, but not less than all, of the Maximum Credit Obligations Amount. Such purchase will (A) include all principal of, and all accrued and unpaid interest, fees and expenses in respect of, all First Priority Claims (exclusive of Cap Excess Amounts, if any) outstanding at the time of purchase, (B) be made pursuant to an assignment and acceptance in the form attached as Exhibit A to the Credit Agreement as in effect on the date hereof (the “Assignment and Acceptance”) whereby the Indenture Secured Parties will assume all funding commitments and First Priority Claims of the Credit Facility Secured Parties under the Credit Facility Documents, and (C) otherwise be subject to the terms and conditions of this Article IX.  Each Credit Facility Secured Party will retain all rights to indemnification provided in the relevant Credit Facility Documents for all periods prior to the purchase of the First Priority Claims pursuant to this Article IX.

SECTION 9.02.                                         Purchase Notice.

(a)                                  Indenture Secured Parties desiring to purchase all of the First Priority Claims (the “Purchasing Creditors”) will deliver notice to the Administrative Agent no later than five (5) Business Days after receipt of notice from the Administrative Agent of a Purchase Event giving rise to the purchase option under this Article IX that (1) is signed by the Purchasing Creditors, (2) states that it is a Purchase Notice under this Article IX, (3) states that each Purchasing Creditor is irrevocably electing to purchase, in accordance with this Article IX, the percentage of all of the First Priority Claims stated in the Purchase Notice for that Purchasing Creditor, which percentages must aggregate exactly 100% for all Purchasing Creditors, (4) represents and warrants that the Purchase Notice is in conformity with the terms hereof, and (5) designates a date on which the purchase will occur, that is not more than five (5) Business Days after the receipt of the Purchase Notice (the “Purchase Date”).

(b)                                 A Purchase Notice will be ineffective if it is received by the Administrative Agent after the occurrence giving rise to the Purchase Event is waived, cured or otherwise ceases to exist.

(c)                                  Upon the Administrative Agent’s receipt of an effective Purchase Notice conforming to this Section 9.02, the Purchasing Creditors will be irrevocably obligated to purchase, and the Credit Facility Secured Parties will be irrevocably obligated to sell, the First Priority Claims in accordance with and subject to this Article IX.

(d)                                 Following the Administrative Agent’s receipt of an effective Purchase Notice, the Administrative Agent shall not commence any Enforcement Action to sell or otherwise realize upon the Credit Facility Collateral; provided, that, the purchase and sale with respect to the First Priority Claims provided for herein shall have closed within five (5) Business Days thereafter.

SECTION 9.03.                                         Purchase Price.  The purchase price for the First Priority Claims will equal the sum of (such sum, the “Purchase Price”):

(a)                                  the principal amount of all loans, advances or similar extensions of credit included in the First Priority Claims (including unreimbursed amounts drawn on letters of credit, but excluding the undrawn amount of outstanding letters of credit), and all accrued and unpaid interest thereon through the Purchase Date (including any breakage fees but excluding acceleration prepayment penalties or premiums) but excluding any Cap Excess Amounts; and

(b)                                 all accrued and unpaid fees, expenses to the extent earned or due and payable in accordance with the Credit Facility Documents on the Purchase Date; provided, however, that such Credit Facility Secured Parties shall only be entitled to prepayment penalties or premiums under the Credit Facility Documents if the effective date of termination of any commitments under the Credit Agreement giving rise to such penalties or premiums shall have occurred within one hundred eighty (180) days after consummation of the purchase option under this Article IX then, within three (3) Business Days after receipt by such Indenture Secured Parties of such amounts, the Purchasing Creditors shall pay a supplemental purchase price to the Administrative Agent, for the benefit of the Credit Facility Secured Parties in respect of their purchase under this Article IX in an amount equal to the portion of the prepayment penalties or premiums received by the Purchasing Creditors to which Credit Facility Secured Parties would have been entitled to receive had the purchase under this Article IX not occurred.

SECTION 9.04.                                         Purchase Closing. On the Purchase Date,

(a)                                  the Purchasing Creditors and the Administrative Agent will execute and deliver the Assignment and Acceptance,

(b)                                 the Purchasing Creditors will pay the Purchase Price to the Administrative Agent by wire transfer of immediately available funds,

(c)                                  the Purchasing Creditors will deposit with the Administrative Agent or its designee by wire transfer of immediately available funds, 105% of the aggregate undrawn amount of all then outstanding letters of credit and the aggregate facing and similar fees that will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity), and

(d)                                 The Purchasing Creditors will execute and deliver to Administrative Agent a waiver of all claims arising out of this Intercreditor Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Article IX, other than any claims for fraud, gross negligence, or willful misconduct.

SECTION 9.05.                                         Actions after Purchase Closing.

(a)                                  Promptly after the closing of the purchase of all First Priority Claims, the Administrative Agent will distribute the Purchase Price to the Credit Facility Secured Parties in accordance with the terms of the Credit Facility Documents.

(b)                                 After the closing of the purchase of all First Priority Claims pursuant to this Article IX, the Purchasing Creditors may request that the Administrative Agent immediately resign as Administrative Agent and, if applicable, collateral agent under the Credit Facility Documents, and the Administrative Agent will immediately resign if so requested. Upon such resignation, a new Administrative Agent and, if applicable, a new collateral agent will be elected or appointed in accordance with the Credit Facility Documents.

(c)                                  The Administrative Agent will apply cash collateral to reimburse letter of credit issuers for drawings under letters of credit issued pursuant to the Credit Facility Documents, any customary fees charged by the issuer in connection with such draws, and facing or similar fees. After giving effect to each such payment, any remaining cash collateral that exceeds 105% of the sum of the aggregate undrawn amount of all then outstanding letters of credit issued pursuant to the Credit Facility Documents and the aggregate facing and similar fees that will accrue thereon through the stated maturity of such letters of credit (assuming no drawings thereon before stated maturity), will be returned to the Purchasing Creditors (as their interests appear). When all such letters of credit have been cancelled with the consent of the beneficiary thereof, expired or been fully drawn, and after all payments from the account described above have been made, any remaining cash collateral will be returned to the Purchasing Creditors, as their interests appear.

SECTION 9.06.                                         No Recourse or Warranties; Defaulting Creditors.

(a)                                  The Credit Facility Secured Parties will be entitled to rely on the statements, representations and warranties in the Purchase Notice without investigation, even if Credit Facility Secured Parties are notified by any party other than the Indenture Agent or a Purchasing Creditor that any such statement, representation or warranty is not or may not be true.

(b)                                 The purchase and sale of the First Priority Claims under this Article IX will be without recourse and without any representation or warranty whatsoever by Credit Facility Secured Parties, except that the Credit Facility Secured Parties represent and warrant that on the Purchase Date, immediately before giving effect to the purchase, (1) the principal of and accrued and unpaid interest on the First Priority Claims, and the fees and expenses thereof, are as stated in the Assignment and Acceptance and the Credit Facility Secured Parties own the First Priority Claims free and clear of all Liens or encumbrances (other than participation interests not prohibited by the Credit Agreement, in which case the Purchase Price will be appropriately adjusted so that the Purchasing Creditors do not pay amounts represented by participation interest), and (2) the Credit Facility Secured Parties have the full right and power to convey whatever claims and interests they may have in respect of the First Priority Claims and such conveyance was duly authorized by all necessary corporate action.

(c)                                  The obligations of the Credit Facility Secured Parties to sell their First Priority Claims under this Article IX are several and not joint and several. If a Credit Facility Secured Party (a “Defaulting Creditor”) breaches its obligation to sell its First Priority Claims under this Article IX, no other Credit Facility Secured Party will be obligated to purchase the Defaulting Creditor’s First Priority Claims for resale to the holders of Indenture Obligations.  A Credit Facility Secured Party that complies with this Article IX will not be in default of this Intercreditor Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Creditor, provided that nothing in this subsection (c) will require the Purchasing Creditors to purchase less than all of the First Priority Claims.

(d)                                 Each Borrower and AGI irrevocably consent, and will use their best efforts to obtain any necessary consent of each other Grantor, to any assignment effected to one or more Purchasing Creditors pursuant to this Article IX.

ARTICLE X

MISCELLANEOUS.

SECTION 10.01.                                   Obligations Absolute.  The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Administrative Agent and the other Credit Facility Secured Parties and the Indenture Agent and the other Indenture Secured Parties shall remain in full force and effect irrespective of:

(a)                                  any lack of validity or enforceability of any Debt Document;

(b)                                 any change in the time, place or manner of payment of, or in any other term of (including, subject to the limitations set forth in Section 7.01, the Refinancing of), all or any portion of the First Priority Claims, it being specifically acknowledged that a portion of the

First Priority Claims consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c)                                  any change in the time, place or manner of payment of, or, subject to the limitations set forth in Section 7.01, in any other term of, all or any portion of the First Priority Claims;

(d)                                 any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Debt Document;

(e)                                  the securing of any First Priority Claims or Indenture Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any First Priority Claims or Indenture Obligations;

(f)                                    any Insolvency Proceeding; or

(g)                                 any other circumstances that otherwise might constitute a defense available to, or a discharge of any Grantor in respect of the First Priority Claims, the Indenture Obligations or this Intercreditor Agreement.

SECTION 10.02.                                   Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)                                  if to the Administrative Agent, to it at:

SunTrust Bank
303 Peachtree Street, 23rd Floor
Mail Code GA-ATL 1981
Atlanta, Georgia 30308
Attn: Angela Leake
Telecopy No.: 404-813-5890
Email:  Angela.Leake@suntrust.com

(b)                                 if to the Indenture Agent, to it at:

The Bank of New York Mellon Trust Company, N.A.

700 South Flower Street

Suite 500

Los Angeles, California 90017

Attn: Corporate Trust Administration
Telecopy No.: 213-630-6298
Email: raymond.torres@bnymellon.com

(c)                                  if to any Grantor, to it at:

Camping World, Inc.

Two Marriott Drive

Lincolnshire, IL 60069

Attn: Roger L. Nuttall and Brent Moody

Telecopy No.: 847-808-7015

Email: rnuttall@campingworldrv.com and

bmoody@campingworldrv.com

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to AGI shall be deemed to be a notice to each Grantor).  All notices and other communications given to any party hereto in accordance with the provisions of this Intercreditor Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.02 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.02.  As agreed to among Grantors, the Indenture Agent and the Administrative Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 10.03.                                   Conflicts.  In the event of any conflict or inconsistency between the provisions of this Intercreditor Agreement and the provisions of the other Debt Documents, the provisions of this Intercreditor Agreement shall control.

SECTION 10.04.                                   Effectiveness; Survival.  This Intercreditor Agreement shall become effective when executed and delivered by the parties hereto.  All covenants, agreements, representations and warranties made by any party in this Intercreditor Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Intercreditor Agreement.  The terms of this Intercreditor Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Each Representative, for itself and on behalf of the other respective Secured Parties, hereby waives any and all rights such Representative may now or hereafter have under applicable law to revoke this Intercreditor Agreement or any of the provisions of this Intercreditor Agreement.

SECTION 10.05.                                   Severability.  Any provision of this Intercreditor Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.06.                                   Amendments; Waivers.

(a)                                  No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Intercreditor Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 10.06, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on any party hereto in any case shall entitle such party to any other further notice or demand in similar or other circumstances.

(b)                                 This Intercreditor Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Indenture Agent.

(c)                                  Notwithstanding the foregoing or anything else in this Intercreditor Agreement to the contrary, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Intercreditor Agreement except to the extent its rights, interests, liabilities, obligations or privileges are directly affected.

(d)                                 On or before February 28, 2011 the Administrative Agent, to the extent it has not already obtained a leasehold mortgage in such property, and the Indenture Agent shall obtain leasehold mortgages in form and substance satisfactory to them on the Schedule 2 Properties.  In the event that, after the date hereof, any Grantor acquires additional leasehold real property estates that are not listed on Schedule 1 or Schedule 2 attached hereto as in effect on the date hereof, each of the Administrative Agent and the Indenture Agent may obtain leasehold mortgages from such Grantor with respect to such leaseholds (“the Additional New Mortgage Properties”).  In such event, the parties hereto agree that this Intercreditor Agreement, if deemed necessary by the Administrative Agent, shall be amended, at Borrower’s sole cost and expense, to provide that any such leasehold mortgages in favor of the Administrative Agent shall be senior to any leasehold mortgages of the Indenture Agent and leasehold mortgages of the Indenture Agent over such leasehold estates shall be junior and subordinate to the leasehold mortgages of the Administrative Agent.

SECTION 10.07.                                   Consent of Grantors.  Each Grantor hereby consents to the provisions of this Intercreditor Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).  Borrowers and each other Grantor on the date of this Intercreditor Agreement shall constitute the original Grantors party hereto.  The original Grantors hereby covenant and agree to cause each of their subsidiaries which becomes a Grantor after the date hereof to contemporaneously become a party hereto by executing and delivering a joinder agreement (substantially in the form attached as Exhibit A hereto) to the Administrative Agent and the Indenture Agent.  The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

SECTION 10.08.                                   Applicable Law; Jurisdiction; Consent to Service of Process.

(a)                                  THIS INTERCREDITOR AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)                                 Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Intercreditor Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court.  Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Intercreditor Agreement in any court referred to in clause (b) of this Section.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Intercreditor Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02.  Nothing in this Intercreditor Agreement will affect the right of any party to this Intercreditor Agreement to serve process in any other manner permitted by law.

SECTION 10.09.                                   Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INTERCREDITOR AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INTERCREDITOR AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.09.

SECTION 10.10.                                   Parties in Interest.  This Intercreditor Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Credit Facility Secured Parties and Indenture Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Intercreditor Agreement.  No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 10.11.                                   Specific Performance.  Each Representative may demand specific performance of this Intercreditor Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

SECTION 10.12.                                   Headings.  Article, Section and Annex headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Intercreditor Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Intercreditor Agreement.

SECTION 10.13.                                   Counterparts.  This Intercreditor Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.04.  Delivery of an executed signature page to this Intercreditor Agreement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Intercreditor Agreement.

SECTION 10.14.                                   Additional New Mortgage Properties.  The provisions of this Intercreditor Agreement provide that, with respect to any Additional New Mortgage Property, both the Administrative Agent and the Indenture Agent shall obtain leasehold mortgages with respect thereto and that in such event the Liens created by such leasehold mortgages would constitute Credit Facility Collateral.  However, the Administrative Agent agrees that if it provides written notice to the Indenture Agent that the Administrative Agent has elected not to obtain a leasehold mortgage over any such leasehold estate, the Indenture Agent may, in its discretion, elect to obtain a leasehold mortgage over such leasehold estate and shall, notwithstanding anything to the contrary contained in this Intercreditor Agreement with respect to relative priorities of the Administrative Agent and the Indenture Agent over Additional New Mortgage Properties, that the Lien of the Indenture Agent over such leasehold estate would be entitled to and have the priority it would otherwise be entitled to under applicable law and for all purposes under this Intercreditor Agreement such additional leasehold mortgages would then constitute Indenture Collateral.

SECTION 10.15.                                   Provisions Solely to Define Relative Rights.  The provisions of this Intercreditor Agreement are and are intended solely for the purpose of defining the relative rights of the Credit Facility Secured Parties, on the one hand, and the Indenture Secured Parties, on the other hand.  No Grantor or any other creditor thereof shall have any rights or obligations, except as expressly provided in this Intercreditor Agreement, and no such other creditor thereof may rely on the terms hereof; provided, however, that Grantors shall in any event be entitled to the benefits of Sections 3.04, 3.05, 5.01, 5.02 and 7.02.  Nothing in this Intercreditor Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Priority Claims and the Indenture Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 10.16.    Liability of the Indenture Agent.  The parties hereto agree that the Indenture Agent shall be afforded all of the rights, privileges, protections, indemnities and immunities afforded to the Indenture Agent under the Indenture in connection with its execution of this Intercreditor Agreement and the performance of its duties hereunder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SUNTRUST BANK, as Administrative Agent

By:	/s/ Angela Leake
Name: Angela Leake
Title Vice President

AFFINITY GROUP, INC.

Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Agent

By:	/s/ Raymond Torres
Name: Raymond Torres
Title Senior Associate

AFFINITY GROUP, INC.

Intercreditor Agreement

Each of the undersigned acknowledges the terms of and consents to the foregoing Intercreditor Agreement:

GRANTORS

AFFINITY GROUP, INC.

By:	/s/ Thomas F. Wolfe
	Name:	Thomas F. Wolfe
	Title	Senior Vice President and
Chief Financial Officer

AFFINITY GROUP, INC.

Intercreditor Agreement

GRANTORS

CAMPING WORLD, INC.
CWI, INC.
CAMPING WORLD CARD SERVICES, INC.
CAMPING WORLD INSURANCE SERVICES OF KENTUCKY, INC.
CAMPING WORLD INSURANCE SERVICES OF NEVADA, INC.
CAMPING WORLD INSURANCE SERVICES OF TEXAS, INC.
CW MICHIGAN, INC.
OUTDOOR BUYS, INC.

By:	/s/ Kenneth Marshall
	Name:	Kenneth Marshall
	Title:	Executive Vice President of Finance and Information

AFFINITY GROUP, INC.

Intercreditor Agreement

SCHEDULE 1

LEASEHOLD MORTGAGE COLLATERAL

1.                       725 Bluegrass Farms Road, Bowling Green, KY

2.                       81 Page Drive, Franklin, KY

3.                       10100 South Freeway, Fort Worth, TX

4.                       201 76th Street SW, Grand Rapids, MI

5.                       43135 Pumpkin Center Road, Hammond, LA

6.                       93668 Highway 99 S, Junction City, OR

7.                       845 Huckleberry Springs Road, Knoxville, TN

8.                       2772 Highway 78 East, Anniston, AL

9.                       190 Commonwealth Court, Winchester, VA

SCHEDULE 2

POST-CLOSING LEASEHOLD MORTGAGES

1.                       Mortgage for property located at 21282 State Hwy 59 South, Robertsdale, AL

2.                       Mortgage for property located at 9801 Diamond Drive, North Little Rock, AR

3.                       Deed of Trust for property located at 9147 W. Route 66, Bellemont, AZ

4.                       Deed of Trust for property located at 14900 S. Firestone Boulevard, La Mirada, CA

5.                       Deed of Trust for property located at 4435 Granite Drive, Rocklin, CA

6.                       Deed of Trust for property located at 13575 Sycamore Avenue, San Martin, CA

7.                       Deed of Trust for property located at 5065 Quinn Road, Vacaville, CA

8.                       Deed of Trust for property located at 24901 W. Pico Canyon Road, Valencia, CA

9.                       Deed of Trust for property located at 2574 Vista Del Mar Drive, Ventura, CA

10.                 Deed of Trust for property located at 64 Inverness Drive East, Englewood, CO

11.                 Mortgage for property located at 5175 W. Highway 192, Kissimmee, FL

12.                 Mortgage for property located at 600 Prime Outlet Boulevard, St. Augustine, FL

13.                 Mortgage for property located at 6102 Lazy Days Boulevard, Seffner, FL

14.                 Security Deed for property located at 225 W.E. Green Jr. Parkway, Byron, GA 31008

15.                 Mortgage for property located at 2802 South 21st Street, Council Bluffs, IA

16.                 Mortgage for property located at 620 S. Woodcreek Drive, Bolingbrook, IL

17.                 Mortgage for property located at 81 Page Drive, Franklin, KY

18.                 Mortgage for property located at 43646 I-94 North Service Drive, Belleville, MI

19.                Deed of Trust for property located at 373 East Evergreen Road, Strafford, MO

20.                 Deed of Trust for property located at 1600 South Boulder Highway, Henderson, NV

21.                 Deed of Trust for property located at 3891 Interstate Highway 35 North, New Braunfels, TX

22.                 Deed of Trust for property located at 27905 Katy Freeway, Suite A, Katy, TX

23.                 Deed of Trust for property located at 8198 Gander Way, Roanoke, VA

24.                 Deed of Trust for property located at 190 Commonwealth Court, Winchester, VA

25.                 Deed of Trust for property located at 4650 16th Street, Fife, WA

26.                 Mortgage for property located at 6195 Metro Drive, DeForest, WI

EXHIBIT A

TO

INTERCREDITOR AGREEMENT

DATED AS OF [            ], 2010

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of                          , 20    , is executed by                                         , a                                    (the “New Subsidiary”) in [            ], a [                ], in its capacity as defined below, and [            ], in their capacities as Administrative Agent and Indenture Agent, respectively, under that certain Intercreditor Agreement (as amended, restated, supplemented or otherwise modified and if effect from time to time, the “Intercreditor Agreement”), dated as of [              ], 2010 among the Administrative Agent, the Indenture Agent, [            ], a [              ], and certain other entities parties thereto.  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Intercreditor Agreement.

The New Subsidiary, for the benefit of the Administrative Agent and the Indenture Agent, hereby agrees as follows:

1.             The New Subsidiary hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be joined to, and shall be deemed for all purposes to be a Grantor under, the Intercreditor Agreement and shall have all of the obligations of a Grantor thereunder as if it had executed the Intercreditor Agreement.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

2.             The address of the New Subsidiary for purposes of Section 10.02 of the Intercreditor Agreement is as follows:

3.             THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE NEW SUBSIDIARY HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its duly authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

EXHIBIT B

TO

INTERCREDITOR AGREEMENT

DATED AS OF [            ], 2010

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT (this “Agreement”), dated as of                          , 20    , is executed by                                          , a                                    (the [“New Agent”][“New Lender”][“Indenture Agent”]) in [            ], a [                ], in its capacity as defined below, and [            ], in [their capacities as Administrative Agent and Indenture Agent][its capacity as Replacement Administrative Agent], respectively, under that certain Intercreditor Agreement (as amended, restated, supplemented or otherwise modified and if effect from time to time, the “Intercreditor Agreement”), dated as of [              ], 2010 among the Administrative Agent, the Indenture Agent, [            ], a [              ], and certain other entities parties thereto.  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Intercreditor Agreement.

The [New Agent][New Lender][Indenture Agent], for the benefit of the [Administrative Agent and the Indenture Agent][Replacement Administrative Agent], hereby agrees as follows:

1.             The [New Agent][New Lender][Indenture Agent] hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Agreement, the [New Agent][New Lender][Indenture Agent] will be joined to, and shall be deemed for all purposes to be a [                        ] under, the Intercreditor Agreement and shall have all of the obligations of a [                        ] thereunder as if it had executed the Intercreditor Agreement.  The [New Agent][New Lender][Indenture Agent] hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

2.             The [New Agent][New Lender][Indenture Agent] shall promptly after the date hereof deliver to the other parties to the Intercreditor Agreement true and complete copies of each of the [amended, restated, supplemented or modified Credit Facility Documents or Indenture Documents] [Replacement Credit Facility Documents] relating to such [amendment, restatement, supplementation or other modification of the Credit Facility Documents or the Indenture Documents pursuant to Section 7.01 of the Intercreditor Agreement] [Replacement First Priority Claims pursuant to Section 7.02 of the Intercreditor Agreement], certified as being true and correct by a responsible officer of the [New Agent][New Lender][Indenture Agent]

3.             The [New Agent][New Lender][Indenture Agent] shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the [Administrative Agent or Indenture Agent][Replacement

Administrative Agent] may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

4.             The address of the [New Agent][New Lender][Indenture Agent] for purposes of Section 10.02 of the Intercreditor Agreement is as follows:

5.             THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE [NEW AGENT][NEW LENDER][INDENTURE AGENT] HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the [New Agent][New Lender][Indenture Agent] has caused this Agreement to be duly executed by its duly authorized officer, as of the day and year first above written.

[NEW AGENT][NEW LENDER][INDENTURE AGENT]

By:
Name:
Title: